Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers (each, a “Signatory”) of CSX Corporation, a corporation organized under Virginia law (the “Company”), hereby constitutes and appoints Nathan D. Goldman and Mark D. Austin (each, an “Agent,” and collectively, the “Agents”) or either of them, his or her true and lawful attorney-in-fact and agent for and in his or her name, place and stead, in any and all capacities, to sign any registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any amendment to a previously filed registration statement, in each case relating to Company’s securities that may be issued or sold pursuant to the CSX Executives’ Deferred Compensation Plan, and all amendments or supplements (including any post-effective amendments) thereto, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, with all exhibits and any and all documents required to be filed with respect thereto, relating to any such registration statement or amendment, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission. Each Signatory further grants to the Agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, in the judgment of such Agent, to be done in connection with any such signing and filing, as full to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said Agents, or any of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which constitute but one and the same.

Signature	Title	Date

/s/ James M. Foote James M. Foote	President, Chief Executive Officer and Director (Principal Executive Officer)	December 18, 2020

/s/ Kevin S. Boone Kevin S. Boone	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 18, 2020

/s/ Angela C. Williams Angela C. Williams	Vice President and Chief Accounting Officer (Principal Accounting Officer)	December 18, 2020

/s/ Donna M. Alvarado Donna M. Alvarado	Director	December 18, 2020

/s/ Thomas P. Bostick Thomas P. Bostick	Director	December 17, 2020

/s/ Steven T. Halverson Steven T. Halverson	Director	December 18, 2020

/s/ Paul C. Hilal Paul C. Hilal	Director	December 17, 2020

/s/ John D. McPherson John D. McPherson	Director	December 17, 2020

/s/ David M. Moffett David M. Moffett	Director	December 18, 2020

/s/ Linda H. Riefler Linda H. Riefler	Director	December 17, 2020

/s/ Suzanne M. Vautrinot Suzanne M. Vautrinot	Director	December 17, 2020

/s/ James L. Wainscott James L. Wainscott	Director	December 17, 2020

/s/ J. Steven Whisler J. Steven Whisler	Director	December 18, 2020

/s/ John J. Zillmer John J. Zillmer	Director	December 17, 2020